                                                                     Exhibit 1.1

                                1,250,000 SHARES


                            SILICON VALLEY BANCSHARES

                                  COMMON STOCK
                           PAR VALUE $0.001 PER SHARE


                             UNDERWRITING AGREEMENT

                                                              November __, 1999

Dain Rauscher Incorporated
   As Representative of the several Underwriters
Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

                  Silicon Valley Bancshares, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representative (the "Representative"), an aggregate of 1,250,000 shares (the "Firm Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), and, at the election of the Underwriters, up to 187,500 additional shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares are herein collectively called the "Shares."

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-_______) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended at the time it was declared effective, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act, is herein referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is referred to herein as the "Prospectus." Each preliminary prospectus included in the registration statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a "Preliminary Prospectus." Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

                  The Company hereby confirms its agreements with respect to the purchase of the Shares by the Underwriters as follows:

                  1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) The Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed, in all material respects, to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (collectively, the "Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the preparation thereof.

                  (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any amendment or supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, expressly for use in the preparation thereof.

                  (iv) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business in all jurisdictions in which the failure so to qualify would have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

                  (v) The Company does not directly or indirectly own any stock or other equity interest in any corporation, partnership, joint venture, unincorporated association or other entity other than (a) Silicon Valley Bank, a California banking corporation (the "Subsidiary Bank"), SVB Capital I, Silicon Valley Real Estate Investment Corporation, SVB Securities, Inc. and SVB Leasing Company (the Subsidiary Bank and such other entities being collectively referred to herein as, the "subsidiaries") and (b) rights to acquire stock, in the form of warrants, in certain entities as part of negotiated credit facilities and investments in venture capital funds from time to time, which in each case does not constitute more than 5% of the outstanding capital stock of such entity or partnership interest. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business in all jurisdictions in which the failure so to qualify would have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole. All outstanding shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of all liens, encumbrances and security interests, except as disclosed in the Prospectus. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in any of the subsidiaries of the Company are outstanding.

                  (vi) The Company and each of its subsidiaries holds and is operating in material compliance with all licenses, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary to the conduct of its business as described in the Prospectus and the failure to comply with which would have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole. Without limiting the generality of the foregoing, the Company has all necessary approvals of the Board of Governors of the Federal Reserve System to own the stock of its subsidiaries. Neither the Company nor any subsidiary has received notice of or has actual knowledge of any basis for any proceeding or action relating specifically to the Company or its subsidiaries for the revocation or suspension of any such approval, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Company or its subsidiaries that would, if determined adversely to the Company, have a material adverse effect on the Company or any subsidiary.

                  (vii) The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Subsidiary Bank is a member of the Federal Reserve System and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided by law. No proceeding for the termination of such insurance is pending or, to the Company's knowledge, is threatened. Except as disclosed in the Prospectus, neither the Company nor the Subsidiary Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of, federal or state governmental authorities charged with the supervision or regulation of national banking associations, savings banks, banks, savings and loan companies or associations, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits (collectively, the "Bank Regulators"), neither the Company nor the Subsidiary Bank has been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive or extraordinary supervisory letter, and neither the Company nor the Subsidiary Bank is contemplating
                  (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Bank Regulator or (B) adopting any such board resolutions at the request of any Bank Regulator.

                  (viii) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company prior to the date hereof, were made in material compliance with the Act and all applicable state securities or blue sky laws. The Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. There are no preemptive rights or, except as described in the Prospectus, other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Certificate of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or the sale of the Shares as contemplated by this Agreement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, except such rights which have been validly waived or satisfied. Except as described in the Prospectus, there are no outstanding options, warrants, agreements, contracts or other rights to purchase or acquire from the Company shares of its capital stock. The Company has the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus. The outstanding capital stock of the Company, including the Shares, conforms, and the Shares to be issued by the Company to the Underwriters will conform, to the description thereof incorporated by reference into the Prospectus.

                  (ix) The financial statements, together with the related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein and except that the unaudited financial statements included therein have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements. The summary and selected financial and statistical data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. The allowance for loan losses of the Bank is adequate based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions, historical loss experience, evaluation of the quality of the underlying collateral and holding and disposal costs.

                  (x) There is no action or proceeding pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries before any court or administrative or regulatory agency which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a material adverse change in the business or condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement.

                  (xi) The Company has good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described (or described as owned in the Prospectus), in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or do not materially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                   (xii) Since the respective dates as of which information is given in the Registration Statement, (A) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, including, without limitation, any material decrease in the volume of loan originations, the amount of deposits or the amount of loans, (B) there has not been any transaction not in the ordinary course of business entered into by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, other than transactions described or contemplated in the Registration Statement, (C) the Company and its subsidiaries have not incurred any material liabilities or obligations, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (D) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) there has not been any change in the capital stock of the Company (other than upon the exercise of options described in the Registration Statement), or any material increase in the total borrowings of the Company (as calculated under the heading "Capitalization" in the Prospectus), (F) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or
                  (G) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company.

                  (xiii) Neither the Company nor any of its subsidiaries is in violation of, or in default under, its Charter or Bylaws, or any statute, or any rule, regulation, order, judgment, decree or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound or to which any property or assets of the Company or any of its subsidiaries is subject, which violation or default would have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

                  (xiv) The issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation

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                  of the transactions contemplated herein will not violate any provision of the Charter or Bylaws of the Company or any of its subsidiaries or any statute or any order, judgment, decree, rule, regulation or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject. No approval, consent, order, authorization, designation, declaration or filing by or with any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except as may be required under the Act or any state securities or blue sky laws.

                  (xv) The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares it will sell hereunder as contemplated hereby. This Agreement have been duly and validly authorized, executed and delivered by the Company.

                  (xvi) KPMG Peat Marwick has certified certain of the financial statements filed with the Commission as part of the Registration Statement and is an independent public accountant as required by the Act and the Regulations.

                  (xvii) The accountant's reports on the financial statements of the Company for each of the past two fiscal years did not contain in adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years, there were no disagreements between the Company and KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                  (xviii) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

                  (xix) The Shares have been approved for designation upon notice of issuance on the Nasdaq National Market.

                  (xx) The Company has obtained and delivered to the Representative written agreements, in form and substance satisfactory to the Representative, of each of its directors and executive officers that no offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock or other capital stock of the Company will be made for a period of 120 days after the date of the Prospectus, directly or indirectly, by such holder otherwise than hereunder or with the prior written consent of the Representative.

                  (xxi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                  (xxii) The Company is in compliance with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). The Company does not do any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

                  (xxiii) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company and its subsidiaries are contesting in good faith such taxes and assessments. The Company and the Subsidiary Bank have also filed all required applications, reports, returns and other documents and information with all Bank Regulators, and no such application, report, return or other document or information contained, as of the date it was filed, an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply with the applicable requirements of the Bank Regulator with which such application, report, return, document or information was filed.

                  (xxiv) The Company and each of its subsidiaries owns or licenses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other similar rights necessary for the conduct of its business as described in the Prospectus. The Company has no knowledge of any infringement by it or its subsidiaries of any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, and neither the Company nor any of its subsidiaries has received any notice or claim of conflict with the asserted rights of others with respect any of the foregoing.

                  (xxv) The Company is not, and upon completion of the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (xxvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and the rules of Bank Regulators, and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xxviii) The minute books and stock record books of the Company and the subsidiaries are complete and correct and accurately reflect all material actions taken at meetings of the shareholders and directors of the Company and the subsidiaries, and of all committees thereof, including, without limitation, the loan committees and the audit committees of the Subsidiary Bank, since September 1, 1994, and all issuances and transfers of any shares of the capital stock of the Company and the subsidiaries since September 1, 1994.

                  (xxix) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent.

                  (xxx) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate in their respective businesses and consistent with insurance coverage maintained by similar companies and businesses, and as required by the rules and regulations of all governmental agencies having jurisdiction over the Company or the Subsidiary Bank, all of which insurance is in full force and effect.

                  (xxxi) Neither the Company nor its subsidiaries have, directly or indirectly, at any time during the past five years (A) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (b) Any certificate signed by any officer of the Company and delivered to the Representative or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

                  2. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A hereto, subject to adjustments in accordance with Section 8 hereof.

                  In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, at their election, up to 187,500 Option Shares at a price of $______ per share, for the sole purpose of covering overallotments in the sale of the Firm Shares. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which certificates are to be delivered. If any Option Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase that portion of the number of Option Shares as to which such election shall have been exercised (subject to adjustment to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than two or later than ten full business days after the exercise of such option, and shall not in any event be prior to the Closing Date. If the date of exercise of the option is three or more full days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.

                  Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Dain Rauscher Incorporated may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter at such time and place as shall hereafter be designated by the Representative, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in next day funds. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 6:30 a.m. Palo Alto time, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, 26th Floor, San Francisco, California 94104 on December __, 1999, or such other time and date as you and the Company may agree upon in writing, such time and date being herein referred to as the "Closing Date," and, with respect to the Option Shares, at the time and on the date specified by you in the written notice given by you of the Underwriters' election to purchase the Option Shares, or such other time and date as you and the Company may agree upon in writing, such time and date being referred to herein as the "Option Closing Date." Such certificates will be made available for checking and packaging at least twenty-four hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location as may be designated by you.

                  3. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price of $______ per share. To the extent, if at all, that any Option Shares are purchased pursuant to
Section 2 hereof, the Underwriters will offer such Option Shares to the public on the foregoing terms.

                  4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                           (a) The Company will prepare and timely file with the
                  Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or as to which the Representative shall have objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the Regulations.

                           (b) The Company will advise the Representative
                  promptly of any request of the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

                           (c) To the extent required of issuers listed on the
                  Nasdaq National Market, the Company will endeavor to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will, or will cause counsel to, make such applications, file such documents, and furnish such information as may be reasonably requested by the Representative, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

                           (d) The Company will furnish the Underwriters with as
                  many copies of any Preliminary Prospectus as the Representative may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Company will furnish the Underwriters with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may, from time to time, reasonably request. The Company will deliver to the Representative, at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as the Representative may reasonably request.

                           (e) If, during the period in which a prospectus is
                  required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with law. In case any Underwriter is required to deliver a prospectus in connection with sales of any Shares at any time nine months or more after the effective date of the Registration Statement, upon the request of the Representative but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with
                  Section 10(a)(3) of the Act.

                           (f) The Company will make generally available to its
                  security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

                           (g) The Company will, for a period of five years from
                  the Closing Date, deliver to the Representative copies of its annual report and copies of all other documents, reports and information furnished by the Company to its security holders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended.

                           (h) No offering, sale or other disposition of any
                  Common Stock or other capital stock of the Company, or warrants, options, convertible securities or other rights to acquire such Common Stock or other capital stock (other than pursuant to employee stock option plans, outstanding options or on the conversion of convertible securities outstanding on the date of this Agreement) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative.

                           (i) The Company will apply the net proceeds from the
                  sale of the Shares to be sold by it hereunder substantially in accordance with the purposes set forth under "Use of Proceeds" in the Prospectus. The Company will invest such proceeds pending their use in such a manner that, upon completion of such investment, the Company will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                           (j) The Company will use its best efforts to maintain
                  the designation of the Common Stock on the Nasdaq National Market.

                           (k) The Company will file with the Commission such
                  information with respect to the use of proceeds from the sale of the shares as may be required pursuant to Rule 463 under the Act.

                  5. COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of preparing, printing and filing of the Registration Statement, Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery to the Underwriters and dealers of copies thereof and of this Agreement, the Master Agreement Among Underwriters, any Master Selected Dealers Agreement, the Blue Sky Memorandum and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by the NASD of the terms of the sale of the Shares; transfer taxes and the expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; the fees and expenses incurred in connection with the designation of the Shares on the Nasdaq National Market; the costs of preparing stock certificates; the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this

Section 5. In addition, the Company will pay all travel and lodging expenses incurred by management of the Company in connection with any informational "road show" meetings held in connection with the offering and will also pay for the preparation of all materials used in connection with such meetings. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification of the Shares under state securities or Blue Sky laws and those incident to securing any required review by the NASD of the terms of the sale of the Shares) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 10(a) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall promptly upon request by the Representative reimburse the several Underwriters for all appropriately itemized out-of-pocket accountable expenses, including fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

                  6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the condition that all representations and warranties of the Company contained herein are true and correct, at and as of the Closing Date or the Option Closing Date, as the case may be, the condition that the Company shall have performed all of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Regulations and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued, and no proceedings for that purpose shall have been initiated or threatened, by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

                  (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

                  (ii) The Company does not own any stock or other equity interest in any corporation, partnership, joint venture, unincorporated association or other entity other than (a) the Subsidiary Bank, SVB Capital I, Silicon Valley Real Estate Investment Corporation, SVB Securities, Inc. and SVB Leasing Company and (b) rights to acquire stock, in the form of warrants, in certain entities as part of negotiated credit facilities and investments in venture capital funds from time to time, which in each case does not constitute more than 5% of the outstanding capital stock of such entity or partnership interest. Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company owns all of the issued and outstanding capital stock of the Subsidiary Bank, SVB Capital I, Silicon Valley Real Estate Investment Corporation, SVB Securities, Inc. and SVB Leasing Company. The outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances and security interests, other than security interests specifically disclosed in the Prospectus. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in each such subsidiary are outstanding.

                  (iii) The Company has authorized and outstanding capital stock as described in the Prospectus. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The form of certificate for the Shares is in due and proper form and complies with all applicable statutory requirements. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. To the knowledge of such counsel, no preemptive or other similar subscription rights of shareholders of the Company, or of holders of warrants, options, convertible securities or other rights to acquire shares of capital stock of the Company, exist with respect to any of the Shares or the issue and sale thereof. To the knowledge of such counsel, no rights to register outstanding shares of the Company's capital stock, or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock, exist which have not been validly exercised or waived with respect to the Registration Statement. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof incorporated by reference into the Prospectus.

                  (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Commission.

                  (v) The Registration Statement, the Prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Regulations (except that such counsel need express no opinion as to the financial statements and related schedules included therein).

                  (vi) The statements in the Prospectus under the caption "MD&A
                  - Regulatory Matters" insofar as such statements constitute a summary of matters of law, are, in all material respects, accurate summaries and fairly present the information called for with respect to such matters.

                  (vii) Such counsel does not know of any contracts, agreements, documents or instruments required to be filed as exhibits to the Registration Statement, incorporated by reference into the Prospectus, or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument to which the Company is a party, such statements are, in all material respects, accurate summaries and fairly present the information called for with respect to such matters.

                  (viii) Such counsel knows of no legal or governmental proceeding, pending or threatened, before any court or administrative body or regulatory agency, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or Prospectus and are not so described, or statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not so described.

                  (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a violation of or default under the charter or bylaws of the Company or any of its subsidiaries, or under any statute, permit, judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or under any lease, contract, indenture, mortgage, loan agreement or other agreement or other instrument or obligation known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, except such agreements, instruments or obligations with respect to which valid consents or waivers have been obtained by the Company or any of its subsidiaries.

                  (x) The Company has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by state securities and blue sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xii) The Company is not, and immediately upon completion of the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (xiii) Such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date or the Option Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Option Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Date or the Option Closing Date, as the case may be, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Option Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed.

                  (xiv) The Subsidiary Bank has been duly organized and is validly existing as a corporation in good standing under the laws of California, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company has all necessary power and authority to own the Subsidiary Bank. The Subsidiary Bank is a member of the Federal Reserve

                  System and the deposits of the depositors in the Subsidiary Bank are insured by the FDIC. The Company and the Subsidiary Bank have all necessary consents and approvals under applicable federal and state laws and regulations relating to banks and bank holding companies to own their respective assets and carry on their respective businesses as currently conducted.

                  (xv) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                  (xvi) The Company has all necessary approvals of the Board of Governors to own the stock of its subsidiaries. Except as disclosed in the Prospectus, based on such counsel's reasonable reliance on the Company's certification, neither the Company nor the Subsidiary Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or are a party to any commitment letter or similar undertaking to, or are subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of any of the Bank Regulators, and based on such counsel's reasonable reliance at the Company's certification, neither the Company nor the Subsidiary Bank has been advised by any of the Bank Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, or extraordinary supervisory letter, and neither the Company nor the Subsidiary Bank is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Bank Regulator or (B) adopting any such board resolutions at the request of any Bank Regulator. Based on such Counsel's reasonable reliance on the Company's certification, neither the Company nor any subsidiary has received notice of or has knowledge of any basis for any proceeding or action relating specifically to the Company or its subsidiaries for the revocation or suspension of any consent, authorization, approval, order, license, certificate or permit issued by, or any other action or proposed action by, any regulatory authority having jurisdiction over the Company or its subsidiaries that would have a material effect on the Company or any subsidiary.

                  (xvii) For purposes of the opinion of counsel described in this Section 6(b), "based on such counsel's reasonable reliance upon the Company's certification" means that such counsel has relied solely upon a certification signed by a duly authorized officer of the Company and to which such counsel has no actual knowledge to the contrary.

         (c) The Representative shall have received from O'Melveny & Myers LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the

         Shares, the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (d) The Representative shall have received on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a signed letter, dated as of the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, from KPMG Peat Marwick LLP, to the effect that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (e) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in the judgment of the Representative, is material and adverse to the Company and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         (f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the chief executive officer and the chief financial officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Prospectus was filed with the Commission pursuant to Rule 424(b) within the applicable period prescribed for such filing by the Regulations and in accordance with Section 4 of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to the knowledge of such officers, threatened by the Commission.

                  (ii) The representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

         (g) The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably have requested.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to O'Melveny & Myers LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

                  7. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or such persons may became subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with or relating in any manner to, the Common Stock or the offering contemplated hereby, which is made in reliance upon any statement or omission of the type referred to in clause (i) or (ii) above, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; and provided, further, that the Company shall not be liable in the case of any matter covered by clause (iii) above to the extent that it is determined in a final judgment by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct.

                  (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity or contribution may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or
         (b) or contribution provided for in Section 7(d) shall be available with respect to a proceeding to any party who shall fail to give notice of such proceeding as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 7(a), (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay promptly as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm at any time for all such indemnified parties. Such firm shall be designated in writing by the Representative and shall be reasonably satisfactory to the Company in the case of parties indemnified pursuant to Section 7(a) and shall be designated in writing by the Company and shall be reasonably satisfactory to the Representative in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under
         Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
         Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereto) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter; and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have.

                  8. DEFAULT BY UNDERWRITERS. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon, and upon the terms set forth herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours, you, as Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except for expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Dain Rauscher Incorporated, 60 South Sixth Street, Minneapolis, MN 55402, fax: (612) 371-2763,
Attention: David Welch, with a copy to O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, fax: (213) 430-6407, Attention: Richard A. Boehmer, Esq.; and if to the Company, to Silicon Valley Bancshares, 3003 Tasman Drive, Santa Clara, California 95054, fax: (408) 654-7401, Attention: A. Catherine Ngo, with a copy to Gibson, Dunn & Crutcher LLP, One Montgomery Street, 26th Floor, San Francisco, California 94104, fax: (415) 986-5309,
Attention: Todd H. Baker, Esq.

                  10. TERMINATION. This Agreement may be terminated by the Representative by notice to the Company as follows:

                  (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiary Bank taken as a whole or the business affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiary Bank taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, or a halt or suspension of trading in securities generally which are quoted on Nasdaq National Market System, or (iv) declaration of a banking moratorium by either federal or New York State authorities; or

                  (b) as provided in Sections 6 and 8 of this Agreement.

                  This Agreement also may be terminated by the Representative, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 8 of this Agreement.

                  11. WRITTEN INFORMATION. For all purposes under this Agreement (including, without limitation, Section 1, Section 2 and Section 7 hereof), the Company understands and agrees with each of the Underwriters that the following constitutes the only written information furnished to the Company by or through the Representative specifically for use in preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto: (i) the per share "Price to Public" and per share "Underwriting Discounts and Commissions" set forth on the cover page of the Prospectus and (ii) the information set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus.

                  12. SUCCESSORS. This Agreement has been and is made solely for the benefit of and shall be binding upon the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

                  13. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors and officers and (c) delivery of and payment for the Shares under this Agreement.

                  Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without regard to conflicts of law principles.

                  If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                                 Very truly yours,

                                                 SILICON VALLEY BANCSHARES


                                                 By:
                                                    ---------------------------
                                                    John C. Dean
                                                    Chief Executive Officer

The foregoing Underwriting Agreement
is hereby confirmed
and accepted as of the date
first above written.

DAIN RAUSCHER INCORPORATED
  As Representative of the several Underwriters


By:
   --------------
   J. David Welch
   Its Managing Director

                                   SCHEDULE A

                            SCHEDULE OF UNDERWRITERS



                                                                    Number of Firm            Maximum Number
                          Underwriter                           Shares to be Purchased       of Option Shares
                          -----------                           ----------------------       ----------------

Dain Rauscher Incorporated....................................

Keefe, Bruyette & Woods ......................................

Hoefer & Arnett, Incorporated ................................

                  Total.......................................         1,250,000                 187,500